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IPC HEALTHCARE, INC.

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On October 28, 2015, an email with (i) a message from Mike Snow, President and CEO of Team Health Holdings, Inc. (“Team Health”) and answers to frequently asked questions, (ii) a link to a video containing the following script, and (iii) a link to the “Better Together” website containing the following newly-added information, was sent by Team Health to its employees and by IPC Healthcare, Inc. (“IPC”) to its employees:

(i) Email Communication

Better Together: TeamHealth + IPC

TeamHealth Rejects Unsolicited Proposal From AmSurg

Last week, TeamHealth announced that its Board of Directors rejected an unsolicited proposal from AmSurg Corp., to combine with TeamHealth in a stock-and-cash merger. In rejecting this proposal, TeamHealth also affirmed its commitment to combining with IPC and working together to create the nation’s leading physician services organization. TeamHealth and IPC leadership teams remain excited about the combination of our highly complementary physician-centric cultures.

I know last week’s news headlines generated increased interest in and speculation about both TeamHealth and IPC. And I certainly understand these headlines may have been a distraction for individuals and teams within both organizations. As we move forward, I urge each of you to remain focused on your day-to-day objectives and responsibilities to continue to provide excellent care to patients, support to physician groups and service to our hospital partners.

Our confidence in TeamHealth and IPC and our future together is as strong as it has ever been. I know that together we will create an industry leader in the hospital-based and post-acute settings with an expanded network of services and solutions that will better support our affiliated clinicians and clients.

As a reminder, if you receive inquiries from media or other external parties, please forward those inquiries to Pat Ball, Senior Vice President, TeamHealth Strategic Resources Group, at pat_ball@teamhealth.com, or Jeff Taylor, President and Chief Operating Officer, IPC, at jtaylor@ipcm.com.

Sincerely,

Mike Snow

President and CEO

TeamHealth

A message from TeamHealth and IPC Chief Operating Officers

In this issue of Better Together, Oliver Rogers, TeamHealth Chief Operating Officer, and Jeff Taylor, IPC Chief Operating Officer, discuss the TeamHealth + IPC merger and address the following questions:

•	Why are TeamHealth and IPC better together?

•	What excites you about this partnership?

•	What does this merger mean for administrative associates?

•	What does this merger mean for clinicians and the care they provide for patients and families?

View the video above to learn more.

Frequently Asked Questions (FAQs)

Through the Better Together website, IPC and TeamHealth clinicians and administrative employees can submit anonymous questions to be posted and answered on the FAQ page. We’ve received the following questions and are pleased to share more information with you regarding the merger process. Please visit the Better Together website to submit your questions. We look forward to providing timely responses.

Question: What will happen to IPC provider and employee benefits once the merger is complete?

IPC providers and employees are projected to remain on IPC benefit plans until Q2 2016. At this time, we are working on a side-by-side benefit comparison to determine the best course of action for both providers and employees.

Question: What will happen to IPC employees’ IPCM stock that they have purchased and already own? Will they be eligible for ESPP under TeamHealth?

For IPC providers and employees who own IPCM common stock, each share of IPCM common stock will be converted into cash ($80.25 per share). For IPC employees who hold equity awards subject to future vesting requirements (i.e., stock options, RSUs or PSUs), except in limited circumstances as set forth in the merger agreement, each award will be converted from the right to receive IPC common stock to the right to receive TeamHealth common stock based on an agreed formula and subject to similar vesting periods. All providers and employees of the combined organization will also be eligible to participate in the TeamHealth employee stock purchase plan.

Question: How will this merger directly affect the TeamHealth billing centers? Will they bill for both groups?

The combined volume of work is too large to consolidate into one location. Therefore, both the TeamHealth billing center and the IPC billing center will continue to operate independently. TeamHealth currently bills hospital medicine services at the BasePoint billing center in Tennessee, and IPC currently bills for acute and post-acute services at the North Hollywood office.

Question: Will IPC providers need new lab coats that have the TeamHealth name on it?

IPC providers will continue to use their current lab coats until TeamHealth and IPC consolidate brands over time. After this transition is complete, IPC providers will be able to order TeamHealth lab coats through our e-store.

Thank you

Thank you for your continued work and dedication to the future of IPC and TeamHealth. For more information about this merger, visit the Better Together website.

* As a reminder, the merger is not yet complete. Until it is complete, it will be business as usual for both organizations, and TeamHealth and IPC will continue to operate as two separate, legal, independent entities.

Copyright © 2015

Unless the context requires otherwise, references to “TeamHealth,” “we,” “our,” “us” and the “Company” or “Organization” refer to Team Health Holdings, Inc., its subsidiaries and its affiliates, including its affiliated medical groups, all of which are part of the TeamHealth system. Separate subsidiaries or other affiliates of Team Health Holdings, Inc., carry out all operations and employ all employees within the TeamHealth system. The terms “clinical providers,” “TeamHealth physicians or providers,” “affiliated providers,” “our providers” or “our clinicians” and similar terms mean and include: (i) physicians and other healthcare providers who are employed by subsidiaries or other affiliated entities of Team Health Holdings, Inc., and (ii) physicians and other healthcare providers who contract with subsidiaries or other affiliated entities of Team Health Holdings, Inc. All such physicians and other healthcare providers exercise their independent professional clinical judgment when providing clinical patient care. Team Health Holdings, Inc., does not contract with physicians to provide medical services nor does it practice medicine in any way.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on October 15, 2015, IPC filed with the SEC a definitive proxy statement on Schedule 14A, which was mailed to stockholders of record of IPC beginning on October 16, 2015. SECURITY HOLDERS OF IPC ARE URGED TO READ THE

DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders may obtain the definitive proxy statement and other documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by IPC free of charge from IPC’s website (www.ipchealthcare.com) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.

(ii) Video Script: Interviews with Oliver Rogers and Jeff Taylor

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Better Together logo

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Why are TeamHealth and IPC better together?

We asked administrative leaders from each organization to share their perspectives.

JEFF TAYLOR

I believe IPC and TeamHealth are better together because we’re taking two excellent, physician-centric organizations that have both had over a decade to two decades of learning that we can combine and grab the best learning from both sides and implement that and bring both of our strengths to the other side of the business.

OLIVER ROGERS

I think it’s just a wonderful opportunity to learn from one another. I think it’s a wonderful opportunity to position our company for great success as we go forward with value-based purchasing, risk assumptions and the whole brave new world.

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What excites you about this partnership?

JEFF TAYLOR

What’s very exciting to me personally about TeamHealth and IPC coming together is as we are evolving into a new healthcare landscape, where value-based purchasing is coming to the fore, having multiple capabilities is absolutely crucial.

OLIVER ROGERS

In the new world of value-based purchasing it’s going to be incumbent on any organization that is going to succeed that they have large, big data capabilities. They’re going to have to have the ability to assume risk… all the while continuing to provide very, very good patient care to all of the patients and families we touch throughout the country. I think our combined organization will have the ability to do that.

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Tell us more about the integration process.

JEFF TAYLOR

What I have seen so far from TeamHealth in this process is they are open and thoughtful and organized people. Their goal is not to do it the TeamHealth way. Their goal is to do it the best way.

OLIVER ROGERS

It’s not about one side buying out another company and simply trying to buy their widgets or their factories or their capabilities It’s really about two organizations with a great deal of intellectual capacity, capability, talent, coming together to find a better way to do things.

JEFF TAYLOR

As the two management teams come together, and if we do our jobs correctly and I believe we will, knowing all of the people, we’re going to come out with a combined company that is better and stronger than either of the two companies that went in.

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What does this merger mean for administrative associates?

JEFF TAYLOR

I believe the combination of TeamHealth and IPC, for our administrative business people who are running the various units, is hugely important because we will have more resources now.

OLIVER ROGERS

I’m really excited about the very, very deep and strong cadre of dedicated employees that both organizations have. It’s been something that as both organizations have grown over the past 15-20 years and in some cases even 30 years. Folks have liked it, they’ve stayed, they’ve helped develop a very strong culture, and I think as we put those cultures together, it’s just going to be dynamite what we have going forward.

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What does this merger mean for clinicians, patients and families?

OLIVER ROGERS

Number one, for our providers, this is a wonderful opportunity to enhance the peer interaction and the learning that goes on. We have so many different places that we practice and each one is unique and different in its own way and similar at the same time. So this lets our providers glean information and share ideas across what—once again—is a much bigger footprint and a bigger fashion.

JEFF TAYLOR

Obviously the most crucial thing in any healthcare business is the patients we take care of. We at IPC have been striving to manage an episode of care. It’s why we got into the post-acute settings, so that we can manage them when they are admitted to an acute care hospital through their post-acute stay, until they return home. Having the extra capabilities… the front-end of the hospital, the front door of the hospital if you will—the ED—that deep capability that Team has developed, being able to develop best practices as Team has already been doing by combining their hospitalist medicine programs and ED programs, I think will allow us to deliver a far superior level of care to all of our patients.

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Tell us more about the communication process.

JEFF TAYLOR

We are not going to leave people in the dark. Communication will be frequent and direct and open. Everybody is going to know what the future path is going to look like.

OLIVER ROGERS

As we’ve come out now with our Better Together website, Better Together newsletter where we are trying desperately to communicate to one another, and that that’s the key.

Just let us know what you’re thinking. Please let us know what you’re thinking, and we will try to react to that and answer you as quickly as we possibly can.

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Any final thoughts about the work ahead of us?

OLIVER ROGERS

As we integrate the companies, as we learn from one another, as we develop a better sense of the best practices and the good things each team brings together, I think it just continues to invigorate us, and it is a great satisfaction to see our teams come together and start to find better ways to do this.

JEFF TAYLOR

One of the things I am personally excited about is the opportunity to lead our great organization into this new combined entity. I have great respect for the senior leadership of TeamHealth. They are open, honest and honorable people, and I am personally excited to be able to lead our division of TeamHealth into a better future, and I think we’re going to become better because of this combination with TeamHealth.

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Learn More:

www.teamhealth.com/bettertogether

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As a reminder, the merger has not yet closed, and until such time the companies will continue to operate as separate and independent legal entities.

(iii) Better Together Website (http://bettertogether.teamhealth.com/Better-Together.aspx)

Leader Videos

October 28, 2015: A Conversation with the Chief Operating Officers of TeamHealth and IPC

Frequently Asked Questions

11. What will happen to IPC provider and employee benefits once the merger is complete?

IPC providers and employees are projected to remain on IPC benefit plans until Q2 2016. At this time, we are currently working on a side-by-side benefit comparison to determine the best course of action for both providers and employees.

12. What will happen to IPC employees’ IPCM stock that they have purchased and already own? Will they be eligible for ESPP under TeamHealth?

For IPC providers and employees who own IPCM common stock, each share of IPCM common stock will be converted into cash ($80.25 per share). For IPC employees who hold equity awards subject to future vesting requirements (i.e. stock options, RSU’s or PSU’s), except in limited circumstances as set forth in the merger agreement, each such award will be converted from the right to receive IPC common stock to the right to receive TeamHealth common stock based on an agreed formula and subject to similar vesting periods. Also, all providers and employees of the combined organization will be eligible to participate in the TeamHealth employee stock purchase plan.

13. How will this merger directly affect the TeamHealth billing centers? Will they bill for both groups?

The combined volume of work is too large to consolidate into one location. Therefore, both the TeamHealth billing center and the IPC billing center will continue to operate independently. TeamHealth currently bills hospital medicine services at the BasePoint billing center in Tennessee, and IPC currently bills for acute and post-acute services at the North Hollywood office.

14. Will IPC providers need new lab coats that have the TeamHealth name on it?

IPC providers will continue to use their current lab coats until TeamHealth and IPC consolidate brands over time. After this transition is complete, IPC providers will be able to order TeamHealth lab coats through our e-store.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on October 15, 2015, IPC filed with the SEC a definitive proxy statement on Schedule 14A, which was mailed to stockholders of record of IPC beginning on October 16, 2015. SECURITY HOLDERS OF IPC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders may obtain the definitive proxy statement and other documents free of charge at the SEC’s web site, WWW.SEC.GOV, and may obtain documents filed by IPC free of charge from IPC’s website (WWW.IPCHEALTHCARE.COM) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction with Team Health Holdings, Inc., including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings instituted against IPC and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in IPC’s annual report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission (the “SEC”). IPC assumes no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on October 15, 2015, IPC filed with the SEC a definitive proxy statement on Schedule 14A, which was mailed to stockholders of record of IPC beginning on October 16, 2015. SECURITY HOLDERS OF IPC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders may obtain the definitive proxy statement and other documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by IPC free of charge from IPC’s website (www.ipchealthcare.com) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.